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Exhibit 13.1

Annual Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 20-F of Crucell N.V. (the "Company") for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald H.P. Brus, as Acting Chief Executive Officer of the Company, and Leonard Kruimer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2004	Signature	/s/ RONALD H.P. BRUS
	Name:	Ronald H.P. Brus
	Title:	Acting Chief Executive Officer
	Signature	/s/ LEONARD KRUIMER
	Name:	Leonard Kruimer
	Title:	Chief Financial Officer

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code) and is not being filed as part of the Form 20-F or as a separate disclosure document.

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  Exhibit 13.1
Annual Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002